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                                                                    Exhibit 23.1

Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statements (Form S-8 No3. 33-53562 and 33-50124) pertaining to the 1992 stock Incentive Plan of Comdial Corporation and the Comdial Corporation 401(k) Plan, respectively, of our report dated March 18, 2003, with respect to the consolidated financial statements and schedule of Comdial Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                           /s/ ERNST & YOUNG LLP

Tampa, Florida
March 27, 2003